UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 2, 2007

MVB FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

West Virginia	000-50567	20-0034461
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Registrant’s telephone number, including area code: (304) 363-4800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On March 29, 2007, MVB Financial Corp. (the “Company”) completed the private placement of $4,000,000 Floating Rate, Trust Preferred Securities (the “Trust Preferred Securities”) through its MVB Financial Statutory Trust I subsidiary (the “Trust”). The Company established the Trust for the sole purpose of issuing the Trust Preferred Securities pursuant to an Amended and Restated Declaration of Trust (the “Declaration”). The proceeds from the sale of the Trust Preferred Securities will be loaned to the Company under subordinated Debentures (the “Debentures”) issued to the Trust pursuant to an Indenture (the “Indenture”). The Debentures are the only asset of the Trust. The Trust Preferred Securities have been issued to a pooling vehicle that will use the distributions on the Trust Preferred Securities (and the distributions on capital securities issued by other financial institutions) to securitize note obligations. Interest payments on the Debentures will flow through the Trust to the pooling vehicle, which will be the holder of the Trust Preferred Securities and the capital securities issued by other financial institutions. Payments of distributions by the Trust to the pooling vehicle are guaranteed by the Company pursuant to a Guaranty Agreement (the “Guaranty”).

Distributions on the Trust Preferred Securities are cumulative and will be payable quarterly at an interest rate of 1.62% over the three-month LIBOR Rate, reset quarterly. Interest payments are due in March, June, September, and December. The securities mature in 30 years and are redeemable by the Company after five years.

The holders of the Trust Preferred Securities have limited voting rights, and at any time the Trust is required to pay taxes, duties, assessments or governmental charges of any kind, then the Company is required to pay the Trust additional sums so that the net amount received by the Trust after paying such amounts would equal the amount the Trust would have received had no such additional taxes, duties, assessments or charges been imposed.

The Trust Preferred Securities and the Debentures are redeemable after June 15, 2012 at par, and may be redeemed earlier following the occurrence of a Special Event. The term “Special Event” is defined in the Debentures and the Declaration and includes an event whereby the Company receives an opinion of counsel to the effect that there is more than an insubstantial risk that the Company will not be entitled to treat an amount equal to the aggregate liquidation amount of the capital securities as Tier 1 capital for purposes of the capital adequacy guidelines of the Federal Reserve; provided, that the inability of the Company to treat all or a portion of the aggregate liquidation amount of the Trust Preferred Securities as Tier 1 capital will not constitute the basis for a Special Event if such inability results from the Company having cumulative preferred stock, minority interests in consolidated subsidiaries, or any other class of security or interest which the applicable federal financial institution’s regulatory agency may accord Tier 1 capital treatment in excess of the amount which may qualify for Tier 1 capital treatment under applicable federal financial institutions regulatory agency capital accuracy guidelines. Early redemption of the Trust Preferred Securities or the Debentures is subject to approval by the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve.

Interest payments on the Debentures (and the corresponding distributions on the Trust Preferred Securities) may be deferred at any time at the election of the Company for up to 20 consecutive quarterly periods. There is no limitation on the number of extension periods the Company may elect. Interest on the Debentures (and the corresponding distributions on the Trust Preferred Securities) will accrue during the extension period, and all accrued principal and interest must be paid at the end of each extension period. During an extension period, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company’s or any Company affiliate’s capital stock (other than payments of dividends or distributions to the Company) or make any guaranty payments with respect to the foregoing, or (ii) make any payment of principal or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company or any affiliate of the Company that rank pari passu in all respects with or junior in interest to the Debentures, with certain exceptions.

The Company’s obligations under the Debentures are subordinated to all senior indebtedness (as that term is defined in the Indenture) of the Company. The Trustee of the Trust or holders of at least 25 percent of the aggregate principal amount of the Debentures outstanding may declare the entire principal of the Debentures and the interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable in the following circumstances:

•

The Company defaults in the payment of any interest upon any Debenture when it becomes due and payable and fails to cure such default prior to the next interest payment date; provided, however, that a valid extension of an interest payment period by the Company in accordance with the terms of the Indenture shall not constitute a default in the payment of interest for this purpose; or

•

The Company defaults in the payment of all or any part of the principal of (or premium, if any, on) any Debentures as and when the same shall become due and payable either at maturity, upon redemption, by declaration of acceleration or otherwise; or

•

A court of competent jurisdiction shall enter a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of its property, or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days; or

•	The Company shall commence such a proceeding; or

•

The Trust shall have voluntarily or involuntarily liquidated, dissolved, wound up its business or otherwise terminated its existence except in connection with the distribution of a Debenture as to holders of such trust securities and liquidation of their interest in the Trust, a redemption of all of the outstanding Trust securities or certain mergers, consolidations or amalgamations, each as permitted by the Declaration.

The Guaranty provides that the Company shall irrevocably and unconditionally guaranty, with respect to the Trust Preferred Securities and to the extent not paid by the Trust, accrued and unpaid distributions on the Trust Preferred Securities and the redemption price payable to the holders of the Trust Preferred Securities, in each case to the extent the Trust does not have funds available.

Cohen & Company served as the placement agent for the offering of the Trust Preferred Securities. The proceeds of the offering of the Trust Preferred Securities will be used to invest in the banking subsidiary to increase the bank’s legal lending limit.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 2, 2007	MVB Financial Corp.

	By	/s/ James R. Martin
James R. Martin, President and CEO